RESOLUTIONS OF THE BOARD OF DIRECTORS OF ANDES 7 INC.

Pursuant to Article IV, Section 5 of the Bylaws (the “Bylaws”) of ANDES 7 Inc., a Delaware corporation (the “Company”), and upon receipt and review of the Consent in Lieu of Shareholder Meeting dated February 12, 2016 (the “Consents”), the Board of Directors consents to the following resolutions of the Company:

NOW THEREFORE, IT IS RESOLVED, with Andrew Khor Poh Kiang abstaining from voting, that the Board of Directors accepts the appointment of Andrew Khor Poh Kiang to the position of Director to serve consistent with Article IV of the Bylaws. As a result of this appointment, Richard Chiang shall remain Chairman of the Board, as ratified in the Consents, and Andrew Khor Poh Kiang shall be a Director.

IT IS FURTHER RESOLVED, pursuant to Article V, Section 1 of the Bylaws, the Board of Directors ratifies the earlier appointment of Richard Chiang as the Chief Executive Officer, President, Secretary and Treasurer of the Company.

DATED: February 12, 2016

/s/ Richard Chiang

Richard Chiang

Chairman of the Board of Directors

/s/ Andrew Khor Poh Kiang

Andrew Khor Poh Kiang

Director

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